                                                                     EXHIBIT 4.5

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, ASSIGNED OR OTHERWISE DISPOSED OF, AND NO TRANSFER OF THE SECURITIES WILL BE MADE BY THE COMPANY OR ITS TRANSFER AGENT, IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.


Warrant No. W-__________        __________ Shares


           Void after 5:00 p.m. New York City Time, on June 17, 2001.


              REDEEMABLE WARRANT TO PURCHASE SHARES OF COMMON STOCK

                                       OF

                            CPI AEROSTRUCTURES, INC.


    This Is To Certify That, FOR VALUE RECEIVED,___________________________ _____________________ is entitled to purchase, subject to the provisions of this Warrant, from CPI Aerostructures, Inc., a New York corporation (the "Company"),____________________ fully paid, validly issued and non-assessable shares of Common Stock ("Common Stock") of the Company, par value $.001 per share, which number of shares is subject to adjustment from time to time, at an exercise price of $2.00 per share at any time or from time to time during the period from the date hereof until 5:00 p.m. New York City Time, on June 17, 2001 (unless sooner redeemed, as described below). Notwithstanding anything contained herein to the contrary, if at such time as the Warrant is due to expire, there is not currently outstanding an effective and current registration statement on file with the U.S. Securities and Exchange Commission ("SEC") enabling the holder to exercise the Warrant and sell the securities issuable in connection therewith, the expiration date of this Warrant shall be extended until such time as there is an effective and current registration statement on file with the SEC. The Company will keep the registration statement effective until the securities underlying the Warrant have been sold. The shares of Common Stock deliverable upon such exercise are hereinafter sometimes referred to as "Warrant Shares", and the exercise price of a Warrant Share is hereinafter sometimes referred to as the "Exercise Price". This Warrant is being issued together as a unit (the "Units") with shares of Common Stock of the Company (the "Placement Shares").

    (a) EXERCISE OF WARRANT. This Warrant may be exercised in whole or in part at any time or from time to time on or after the date hereof and until June 17, 2001 (unless earlier redeemed, as described below); provided, however, that if such day is a day on which banking institutions in the State of New York are authorized by law to close, then this Warrant may be exercised on the



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next succeeding day which shall not be such a day. This Warrant may be exercised by presentation and surrender hereof to the Company at its principal office or to the Company's warrant agent, if any has been so appointed, with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price, in cash or by certified or bank cashier's check, for the number of Warrant Shares specified in such form. Notwithstanding anything contained herein to the contrary, the Exercise Price for the Warrant may be satisfied by the delivery of an unexercised portion of this Warrant to the Company or its warrant agent for cancellation having a market value, as determined by the spread as of the date of surrender equal to the difference between the then Exercise Price and the market price of the shares of Common Stock underlying this Warrant, equal to the aggregate Exercise Price of the portion of this Warrant desired to then be exercised. The Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of any such exercise, provided such exercise is in accordance with the provisions set forth herein. As soon as practicable after each such exercise of the Warrant, the Company shall issue or cause to be issued and delivered to the Holder a certificate or certificates for the Warrant Shares, registered in the name of the Holder. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the holder thereof to purchase the balance of the Warrant Shares purchasable thereunder. Upon exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be physically delivered to the Holder.

    (b) RESERVATION OF SHARES. The Company shall at all times reserve for issuance and/or delivery upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance and delivery upon exercise of the Warrants. The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for Warrant Shares upon the exercise of this Warrant.

    (c) FRACTIONAL SHARES. No fractional shares or script representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share remaining upon exercise hereof, the Company shall issue the next lower number of full shares and, if the Holder has paid any amount in excess of the exercise price for such lower number of full shares, return to the Holder such amount.

    (d) LOSS OF WARRANT. Upon receipt by the Company or its warrant agent, if any, of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date.

    (e) TRANSFER OF WARRANT. All or part of this Warrant may be transferred to any of the shareholders, directors, officers, employees or partners of the Holder or any successor upon the delivery of this Warrant as specified in Section (a) hereof accompanied by a certificate from the

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Holder that each of the transferees have such status with the Holder. Except as provided in the preceding sentence, prior to any proposed transfer of this Warrant or the Warrant Shares received on the exercise of this Warrant (the "Securities"), unless there is in effect a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering the proposed transfer, the Holder thereof shall give written notice to the Company of such Holder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall, if the Company so requests, be accompanied by an unqualified written opinion of legal counsel who shall be reasonably satisfactory to the Company addressed to the Company and reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed transfer of the Securities may be effected without registration under the Securities Act, whereupon the Holder of the Securities shall be entitled to transfer the Securities in accordance with the terms of the notice delivered by the Holder to the Company. Each certificate evidencing the Securities transferred as above provided shall not bear such restrictive legends if in the opinion of counsel for the Company such legends are not required in order to establish compliance with any provisions of the Securities Act.

    (f) RIGHTS OF THE HOLDER. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein. The acceptance of this Warrant by the Holder shall be deemed consent by the Holder for the Company to enter into any such warrant agreement with a warrant agent, provided such warrant agreement does not adversely affect any of the rights of the Holder set forth in this Warrant.

    (g) CALL OPTION. At any time prior to the expiration of this Warrant, except as provided below, the Company shall have the right and option, upon notice mailed to the Holder, to call, redeem and acquire all of the Warrants remaining outstanding and unexercised at the date fixed for such redemption in such notice, which redemption date shall be at least 30 days after the date of such notice, for an amount equal to $.05 per underlying share (the "Redemption Price"); provided, that the Company may exercise such right and option only if, for 20 consecutive trading days ending within 15 days prior to the redemption notice date, the closing price per share of the Common Stock equals or exceeds $3.00. The Holder shall have the right, during the 20-day period immediately following the date of such notice, to exercise the Warrants. If any Warrants are exercised during such 20-day period, this Call Option shall be deemed not to have been exercised by the Company as to the Warrant Shares so exercised by the Holder. Said notice of redemption shall require the Holder to surrender to the Company, on or before the redemption date, at the offices of the Company, or its warrant agent, if any, the certificate or certificates representing the Warrants to be redeemed. Notwithstanding the fact that any Warrants called for redemption have not been surrendered for redemption and cancellation on the redemption date, after the redemption date, such Warrants shall be deemed to be expired and all rights of the Holder with respect to such unsurrendered Warrants shall cease and terminate, other than the right to receive the Redemption Price. The rights of the Company pursuant to this Paragraph are conditioned upon the registration by the Company of the issuance and resale of the Warrant Shares under the Securities Act of 1933, as amended, pursuant to a registration statement which is kept current by the Company for at least

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120 days after the notice of redemption.

    (h)  ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES PURCHASABLE.
The Per Share Exercise Price and the number of shares of Common Stock issuable upon exercise shall be adjusted from time to time as follows:

    (i) Subdivision and Combination. In case the Company shall at any time subdivide or combine the outstanding shares of Common Stock, the Per Share Exercise Price shall forthwith be decreased in the case of subdivision or increased in the case of combination in inverse proportion to the subdivision or combination, so that the Holder will be entitled, after the changes, to convert the Warrant for the number of shares that he or she would have held after the change if he or she had converted the Warrant immediately before the change.

    (ii) Reclassification, Consolidation, Merger, etc. In case of any reclassification or change of the outstanding shares of Common Stock (other than a change in par value to no par value, or from no par value, or as a result of a subdivision or combination), or in the case of any consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding shares of Common Stock, except a change as a result of a subdivision or combination of such shares or a change in par value, as aforesaid), or in the case of a sale or conveyance to another corporation of all or substantially all of the property of the Company, the Holder shall thereafter have the right to receive the kind and number of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance as if the Holder were the owner of the shares of Common Stock underlying the Warrant immediately prior to any such events.

    (iii) Sales at Less than Fair Market Value. If and whenever the Company issues or sells any shares of its Common Stock for a consideration per share less than the Fair Market Value (as defined below) in effect immediately prior to the time of such issuance or sale, then immediately upon such issuance or sale the Per Share Exercise Price will be reduced to a Per Share Exercise Price determined by multiplying the Per Share Exercise Price in effect immediately prior to the issuance or sale by a fraction, the numerator of which shall be the sum of (a) the number of shares of Common Stock outstanding prior to the issuance or sale plus (b) the number of shares of Common Stock issuable hereunder that the maximum aggregate amount of consideration receivable by the Company upon such issuance or sale would purchase at the Per Share Exercise Price in effect immediately prior to the issuance or sale, and the denominator of which shall be the number of shares of Common Stock deemed outstanding, as hereinafter determined, immediately after such issuance or sale.

    As used herein, the phrase "Fair Market Value" at any date shall be deemed to be the average of the last reported sale price, or, in case no such reported sale takes place on such day, the average of the last reported sale prices for the last three trading days, in either case as officially reported by the principal securities exchange on which the Common Stock is listed or admitted to trading or as reported in the NASDAQ National Market System, or, if the Common Stock is not listed or admitted

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to trading on any national securities exchange or quoted on the NASDAQ National
Market System, the closing bid price as furnished by the National Association of Securities Dealers, Inc. through NASDAQ or similar organization if NASDAQ is no longer reporting such information, or if the Common Stock is not quoted on NASDAQ, as determined in good faith by resolution of the Board of Directors of the Company, based on the best information available to it for the day immediately preceding such issuance or sale, the day of such issuance or sale and the day immediately after such issuance or sale.

    (iv) No Adjustment of Per Share Exercise Price in Certain Cases.

    No adjustment of the Per Share Exercise Price shall be made: (1) if the amount of said adjustment shall be less than 1 cent ($.01) per share; provided, however, that in such case any adjustment that would otherwise be required to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least 1 cent ($.01) per share.

    (2) Upon the grant of any options under the Company's existing 1992 and 1995 employee stock option plans or upon the exercise of options previously granted or to be granted thereunder or upon the exercise of any other options, warrants, convertible promissory notes, or other rights to purchase Common Stock outstanding on the date hereof and as described in the Company's Private Placement Memorandum dated May 10, 1996; or

    (3) Upon the issuance of shares of Common Stock in connection with the acquisition by the Company of all or part of another entity provided such shares are issued at Fair Market Value (as defined above); or

    (4) As the result of the issuance of securities, including Placement Shares and Placement Agent Warrants, issued in connection with the May 1996 private placement (the "1996 Placement"), pursuant to which this Warrant was issued.

    (v) Certification of Adjustment. Whenever the Per Share Exercise Price shall be adjusted as required by the provisions of this Section h, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office and with its stock transfer agent, if any, an officer's certificate showing the adjusted Per Share Exercise Price determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment, including a statement of the number of additional share of Common Stock, if any, and such other facts as shall be necessary to show the reason for and the manner of computing such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the Holder, and the Company shall, after each such adjustment, mail a copy by certified mail of such certificate to the Holder.

    (i) NOTICE TO HOLDER. So long as this Warrant shall be outstanding (a) if the Company shall pay any dividends or make any distribution upon the Common Stock otherwise than in cash or (b) if the Company shall offer generally to the holders of Common Stock the right to subscribe to or purchase any shares of any class of capital stock or securities convertible into capital stock or any

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similar rights or (c) if there shall be any capital reorganization of the
Company in which the Company is not the surviving entity, recapitalization of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or other transfer of all or substantially all of the property and assets of the Company, or voluntary or involuntary dissolution, liquidation or winding up of the Company, then in such event, the Company shall cause to be mailed by registered or certified mail to the Holder, at least thirty (30) days prior to the relevant date described below (or such shorter period as is reasonably possible if thirty (30) days is not reasonably possible), a notice containing a description of the proposed action and stating the date or expected date on which a record of the Company's shareholders is to be taken for the purpose of any such dividend, distribution of rights, or such reorganization, recapitalization, consolidation, merger, sale, lease or transfer, dissolution, liquidation or winding up is to take place and the date or expected date, if any is to be fixed, as of which the holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such event.

    (j) INVESTMENT REPRESENTATIONS. The Holder, by acceptance hereof, represents and warrants that (a) it is acquiring this Warrant for its own account for investment purposes only and not with a view to its distribution and (b) it has no present intention to distribute all or part of this Warrant. Other than pursuant to registration under federal and applicable state securities laws or an exemption from such registration, the availability of which the Company shall determine in its sole discretion, neither this Warrant nor any Warrant Shares may be sold, pledged, assigned or otherwise disposed of (whether voluntarily or involuntarily). The Company may condition such sale, pledge, assignment or other disposition on the receipt from the party to whom this Warrant is to be transferred or to whom Warrant Shares are to be issued or transferred of any representations and agreements requested by the Company in order to permit such issuance or transfer to be made pursuant to exemptions from registration under federal and applicable state securities laws. Each certificate representing this Warrant (or any part thereof) and any Warrant Shares shall bear appropriate legends setting forth these restrictions on transferability. The Holder, by acceptance hereof, agrees to give written notice to the Company before transferring this Warrant or any Warrant Shares of the Holder's intention to do so, describing briefly the manner of any proposed transfer. Within ten (10) days after receiving such written notice, the Company shall notify the Holder as to whether such transfer may be effected and of the conditions to any such transfer.

    (k) NOTICES. All notices and other communications which are required or may be given under this Warrant shall be in writing and shall be deemed to have been duly given when delivered in person or transmitted by fax, one day after being sent by overnight courier service, or three (3) days after being mailed, first-class postage prepaid, in the case of the Company to 200A Executive Drive, Edgewood, New York 11717, and in the case of the Holder to the address set forth in the register of Holders kept by the Company or its warrant agent, as the case may be, or to such other address as such party shall have specified by notice to the other party hereto. If notice is given by registered or certified first class mail, postage prepaid, return receipt requested, the return receipt shall be conclusive evidence of the notice having been mailed on the date set forth.


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    (l) MISCELLANEOUS. This Agreement contains the entire Agreement and supersedes all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof. This Warrant may not be changed orally, but only by an agreement in writing signed by the party against whom any waiver, change, amendment, modification or discharge is sought, provided however, that this Warrant may be amended or modified without the consent of the Holder if such amendment or modification does not adversely affect the rights of the Holder hereunder. This Agreement will not be assigned by either party hereto and shall be interpreted under the laws of the State of New York without application of the principles of conflicts of laws.



                                                 CPI AEROSTRUCTURES, INC.



                                                 By:_________________________
                                                    Arthur August, President
Dated: June 17, 1996




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                                  PURCHASE FORM


                             Dated __________ , 19__


    The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing___________ shares of Common Stock and hereby makes payment of $________ in payment of the actual exercise price thereof.



                                    ________




                     INSTRUCTIONS FOR REGISTRATION OF STOCK


Name______________________________________________
    (Please typewrite or print in block letters)


Address___________________________________________


Social Security Number____________________________


Taxpayer Identification Number____________________


    Signature_______________________





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